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                                             PROXY RESULTS (unaudited)

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During the year ended May 31, 2000, Hyperion 2002 Term Trust,  Inc.
shareholders voted on the following proposals at a shareholders' meeting on October 12, 1999. The description of each proposal and number of shares voted are as follows:

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                                           Shares Voted       Shares Voted
                                                For         Without Authority
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1.To elect to the   Harry E. Petersen, Jr.     25,576,186             272,824
the Trust's Board
of Directors:         Leo M. Walsh, Jr.        25,607,961             241,049

                      Robert F. Birch          25,572,938             276,072

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                            Shares Voted       Shares Voted       Shares Voted
                                For               Against            Abstain
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2.To select
PricewaterhouseCoopers LLP   25,616,856           67,405             164,749
as the Trust's independent
accountants:



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